AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of January 1, 2023 (this "First Amendment"), is by and between Leatt Corporation, a Nevada corporation (the "Company") and Mr. Sean Macdonald, an individual (the "Executive"). Each of the parties hereto are referred to as a "Party" and collectively as the "Parties." Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

The Parties entered into an Second Amended and Restated Employment Agreement, dated as of January 1, 2022, pursuant to which, as amended, the Company agreed to employ the Executive and the Executive agreed to work for the Company (the "Original Agreement"). The Parties now desire to enter into this First Amendment to the Original Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Remuneration: Section 6.1 of Paragraph 7 (Remuneration) of the Original Agreement is deleted in its entirety and in lieu thereof the following provision hereby is inserted:

7. Remuneration

7.1 As remuneration for the services of the employee, the employer shall pay the employee a salary of ZAR 320,750 per month and US$ 8,450.00 per month (subject to a minimum exchange rate set out below in 6.2), plus the Executive shall be entitled to the following benefits:

7.1.1 ZAR 9,500.80 per month in travel allowance;

7.1.2 Discovery Coastal Saver medical aid plan for the Executive and his dependents;

7.1.3 Discovery Group Life insurance in line with the Company's policy;

7.1.4 Any pension plan or provident fund that the Company may implement for South African staff;

and

7.1.5 Participation in the Senior Executive Wellness Program.

7.2 The amount of US$ 8,450.00 is subject to guaranteed minimum exchange rate of US$ 1 to ZAR 15,50. Therefore should the US dollar decrease to below US$ 1 to ZAR 15,50, then the Company shall pay a minimum monthly remuneration of ZAR 130,975.00 for this portion of the Executive's salary.

7.3 Should the employee acquire Company shares by means of share option schemes or be granted shares by the Company, the employee undertakes not to sell, dispose, gift or donate the Company's share whilst the Company employs the employee. Should the employee cease to be employed by the Company for whatever reason then this restriction will dissipate.

7.4 Notwithstanding the foregoing, this Section 7 shall not apply to employee in the event of a change in control of the Company. A "change in control" is deemed to have occurred where any one stockholder acquires twenty-five percent (25%) or more of the Company's outstanding common stock or fifty percent (50%) or more of its outstanding preferred stock.

2. Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

3. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Original Agreement on the 22nd March 2023.

Company:	LEATT CORPORATION

Address: Leatt Corporation 12 Kiepersol Drive, Atlas Gardens Contermanskloof Road Durbanville, Western Cape 7441, South Africa

Executive:

Address: c/o Leatt Corporation 12 Kiepersol Drive, Atlas Gardens Contermanskloof Road Durbanville, Western Cape 7441, South Africa

Amendment No. 1 to Macdonald Amended and Restated Employment Agreement No. 2

Amendment No. 1 to Macdonald Amended and Restated Employment Agreement No. 2

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Original Agreement on the 30 January 2024.

Company:

LEATT CORPORATION

By: _________________________

Dr CJ Leatt
Chairman of the Board

Employee:

By: _________________________

Sean Macdonald